EXHIBIT 10.13

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Letter of Agreement

Effective Date: August 26, 2003

Parties:

This Agreement is made between

Mabtech AB (“Mabtech”), a company registered in Sweden, whose registered office is at Gamla Värmdöv. 2, SE-131 37 Nacka, Sweden, and

Oxford lmmunotec Limited (“OI”), a company registered in England (number 4516079), whose registered office is at 3 Worcester Street, Oxford, OX1 2PZ.

Recitals:

A) OI is developing clinical diagnostic kits for the diagnosis and monitoring of disease, based on an assay technique known as ELlSpot.

B) OI plans to use the ELlSpot technique according to a particular method (called hereafter the “CLINISPOT Method”).

C) The CLINISPOT Method has been patented by Oxford University, and OI has an exclusive licence for commercial use of this method in diagnostic tests or services. Mabtech has an exclusive licence for research use of the CLINISPOT Method.

D) Performing the CLINISPOT Method utilises various components, such as membrane plates, antibodies and reagents, which are manufactured and/or sold by Mabtech.

E) Over many years, Mabtech have made improvements to these components and to the ways in which these are used, which make the performance of assays based on the CLINISPOT Method significantly simpler.

F) OI wishes to purchase these components from Mabtech, for inclusion in its clinical diagnostic kits, and to have access to these improvements made by Mabtech.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

G) This Agreement covers the terms under which Mabtech will supply to OI such components and the current and future improvements to these components and to the way they are used.

Operative Provisions:

1)	Mabtech agrees to supply Plates to OI for at least 4 years from the Effective Date of this Agreement, and OI agrees to purchase Plates from Mabtech for at least 4 years from the Effective Date of this Agreement. The specifications of the Plates that are to be supplied and purchased are described in Schedule A.

2)	OI will purchase Plates from Mabtech at a price according to the amount of Plates it purchases:

•	For a yearly purchase of less than or equal to [***] Plates, the price of each Plate shall be [***]

•	For a yearly purchase greater than [***] Plates, but less than or equal to [***] Plates, the price of each Plate shall be [***].

•	For a yearly purchase greater than [***] Plates, the price of each Plate shall be [***].

In calculating the correct price to apply for the purchase of Plates (that is before the total number of plates actually purchased in that year is known), Mabtech shall base the price of plates on the assumption that the yearly purchase shall be [***]% of the yearly forecast given to Mabtech in accordance with Clause 5. If at the end of the year, OI has purchased more than [***]% of the yearly forecast amount, Mabtech shall apply a retroactive price discount (creditable against future orders) if such amount purchased shall have exceeded [***]% of the yearly forecast by an amount sufficient for a lower price to have been applied in accordance with the price ladder set out above.

All prices are exclusive of VAT. Payments shall be made net within 30 days after the date of the invoice (except in the case of batches of plates rejected by OI under Clause 14, where Payments shall be made net within 30 days after the receipt of a replacement batch conforming to the specifications). Payment shall be made by wire transfer to the bank account designated by Mabtech without any deductions or set-offs. In the event of late payment Mabtech is entitled to interest amounting to [***]% per month on overdue amounts.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Should OI wish Mabtech to procure membrane plates on behalf of OI (rather than OI supplying the membrane plates to Mabtech); then Mabtech will additionally transfer the cost to OI of procuring the membrane plates, including a reasonable number (not exceeding [***]% of the amount of Plates forecast) of membrane plates required for QC testing.

3)	Mabtech has the right to increase the price of the Plates in line with the yearly increase in consumer prices as published in official statistics by Statistics Sweden (SCB). In addition, Mabtech may make reasonable adjustments to the price of the Plates if it can demonstrate that there have been significant changes in its raw materials costs above and beyond the increase in consumer prices; or if the demands of the regulatory authorities should impose additional unforeseen burdens on the production of the Plates which significantly increases the cost of production. Mabtech will give OI 90 days written notice before applying any price increase and will set out in this notice the reason and justification for such price increase.

4)	In order to protect against cannibalisation of Mabtech’s own sales of IFN-g ELlSpot kits in the research market, OI agrees only to use the Plates for the manufacture of diagnostic kits or in the research and development of new assays and OI agrees not to sell the Plates it purchases from Mabtech except as part of a complete diagnostic kit or as part of a collaboration to develop new clinical assays. If it should come to Ol’s attention that either its distributors are selling, or its customers are using Plates not as part of the diagnostic kit supplied by OI, then OI will take appropriate action to prevent such sales or use of the Plates.

5)	Within 30 days of the Effective Date of this Agreement OI will give to Mabtech a forecast for the number of Plates required for the 2 year following the Effective Date. OI shall use reasonable endeavours to prepare accurate forecasts. Six months before subsequent yearly anniversaries of the Effective Date, OI will give to Mabtech a forecast of the Plates required for the following 2 years (those years starting on the anniversary of the Effective Date). OI will be obliged to purchase at least [***]% of the forecast for the first of those two years. OI may increase forecasts by giving 6 months notice to Mabtech. Mabtech is not obliged to deliver any quantity of Plates in a particular year that exceeds the amounts forecast but will use reasonable endeavours to satisfy any purchase orders that exceeds this amount as soon as practically possible. Furthermore, Mabtech will not be obliged to deliver more than [***] Plates during the first year, [***] Plates during the second year and [***] Plates in the 2 following years of this Agreement regardless of the amount forecasted, unless it shall have given its written consent to do so. Furthermore, unless otherwise agreed upon the number of delivered Plates should be reasonably distributed over the year.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6)	Over each year, OI will order Plates from Mabtech by submitting a purchase order. The minimum quantity for any such purchase order shall be [***] Plates. Mabtech will be obliged to supply OI with the Plates specified in each purchase order within 6 weeks of receiving that order so long as the orders are reasonably distributed over the year and the cumulative amount of Plates ordered for that year do not exceed that year’s forecast (as described in Clause 5) without the prior agreement of both parties. Mabtech will use reasonable endeavours to satisfy any purchase orders for amounts above those forecasted as soon as practically possible.

7)	OI indemnifies Mabtech against any loss or damage incurred by Mabtech as a result of any claim brought against Mabtech by any person relating to the use of a diagnostic kit supplied by OI to the extent that the loss or damage suffered by the person bringing the claim did not result from any gross negligence or intentional misconduct of Mabtech (or any of its employees or agents) or any gross defect in the Plates (not capable of being identified by either Mabtech’s or Ol’s own QC methods) supplied by Mabtech.

8)	Mabtech will work towards the achievement of the required quality standards so that the Plates supplied to OI will satisfy the relevant regulatory requirements of Europe, Japan and the United States governing clinical diagnostics.

•	Mabtech will aim to supply OI with Plates sufficient to meet the requirements of CE marking by 1st December 2003.

•	Mabtech will aim to supply OI with Plates manufactured to GMP, sufficient to satisfy the US FDA regulations for the commencement of pivotal clinical trials using the Plates by 1st February 2004

9)	OI and Mabtech will assist one another to achieve the production of the Plates to the above quality standards.

10)

Mabtech will supply to OI such information as OI will need for its own technical or design history files, as part of Ol’s requirements to meet the above quality standards. Mabtech will supply such additional information as shall be requested by any regulatory agency in its evaluation of whether Ol’s diagnostic kits satisfy the appropriate regulations. In addition, Mabtech agrees to undergo periodic audits by OI of its quality system, manufacturing methods and procedures to determine continued compliance to the above quality standards. If OI should ask to audit particular manufacturing methods or procedures, or to view aspects of technical or design history files which Mabtech reasonably consider to be commercially confidential, then Mabtech can refuse to show OI such particular commercially confidential information; however Mabtech will allow inspection of said commercially confidential information by a qualified third party acceptable to both parties (such

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

acceptance not to be unreasonably withheld) or by a regulatory agency purely for investigating whether Ol’s diagnostic kits satisfy the appropriate regulations. In any event, OI ensures that any proprietary or confidential information of Mabtech’s is protected and remains both confidential and unexploitable by itself or the qualified third party.

11)	Should Mabtech be unable to supply Plates according to the provisions in this Agreement and this is not due to OI, and OI has given Mabtech written notice to rectify the inability and Mabtech has not rectified the inability within a reasonable period of time, then Mabtech agrees to work with OI to license Mabtech’s own methods to a contract manufacturer for future production until Mabtech can once again supply Plates according to this Agreement. For the sake of clarity, Mabtech will not transfer the antibody-producing cell lines to the contract manufacturer and therefore Mabtech shall remain obligated to produce antibodies to the contract manufacturer in the quantities required to fulfil this agreement.

•	OI will take all reasonable steps to ensure that any proprietary or confidential information of Mabtech’s is protected and remains both confidential and unexploitable by the contract manufacturer.

•	OI and Mabtech will negotiate in good faith the financial terms on which Mabtech will make this transferral of their methods. These terms shall be fair and reasonable. Should the parties be unable to agree on the financial terms of this transferral, both parties agree to refer the matter to an independent third party/ies expert, experienced in diagnostic products and business jointly appointed by the parties.

Mabtech will at all times keep a copy or duplicate set of all relevant materials, cell lines, formulations, methods and other relevant documents or materials at a safe third party location so that the transfer of production can be ensured in the event of Mabtech’s inability to supply. Mabtech will, at Ol’s reasonable request provide suitable assurance that such archiving of all relevant documents and materials has been made.

12)

Without prejudice to Clause 11, non-performance by either Party of its obligations pursuant to this Agreement or delay in performing the same shall not constitute a breach of the Agreement if and for as long as it is due to a Force Majeure event, including, but not limited to, government or other authority action or requirement, strikes, shortage of transportation or materials, war, rebellion or other military action, fire, floods, natural catastrophes or any other unforeseeable obstacles that a Party is not able to overcome with reasonable efforts, or non-performance of obligations by a sub-contractor to a Party pursuant to any of the aforementioned reasons. The Party

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

prevented from fulfilling its obligations shall on becoming aware of such event inform the other Party in writing of such Force Majeure event as soon as possible. During the period of such a Force Majeure event, the other Party shall be released from its own performance hereunder. If the Force Majeure event continues for more than six (6) months, the Party who is not subject to Force Majeure shall have the right to terminate this Agreement with immediate effect by written notice.

13)	Neither OI nor Mabtech shall publish or disclose the terms or existence of this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld.

Neither OI nor Mabtech shall disclose or otherwise provide to any person except employees who have a need to know and who have agreed to maintain the confidentiality of the information in question or use except in the manner to the extent permitted herein any Confidential Information it received from the other, either before or after the date of this Agreement. OI and Mabtech shall each exercise reasonable business efforts, including without limitation, at least the same degree of diligence as it exercises in protecting its own trade secrets, to safeguard the Confidential Information and to prevent its unauthorised use or disclosure. Neither party shall have an obligation to protect Confidential Information received from the other to the extent that such information:

(i) was already properly in the possession of the receiving party at the time it was conveyed by the delivering party;

(ii) is or becomes a matter of public knowledge other than through an improper disclosure by the receiving party;

(iii) is rightfully provided to the receiving party by a third party without restriction of confidentiality;

(iv) is required to be disclosed by the receiving party by operation of law or court order;

(v) is disclosed in order to prosecute or defend any claim arising hereunder; or

(vi) is disclosed by the receiving party with the delivering party’s written authorisation.

14)	Mabtech warrants that the Plates supplied hereunder will comply with the specifications in this Agreement. The foregoing warranty excludes remedy for defects due to OI or its customers, improper handling, improper operation, improper storage, improper maintenance, changes or alterations not authorised by Mabtech, abnormal conditions or other such matters. Mabtech makes no other warranties whatsoever, express, implied, tacit, oral, written or otherwise of any kind. The warranties set out in this Clause 14 are the sole and exclusive warranties.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

In the event that a batch of Plates is discovered by OI not to meet the specifications in Schedule A (and any to be later agreed upon), then OI shall be entitled to reject the batch, and Mabtech undertakes to produce a new batch with all reasonable speed, provided that OI shall have notified Mabtech in writing within 15 days of the initial discovery that the Plates has not met specifications. By such replacement delivery of a new batch, Mabtech will have fulfilled all of its obligations and liabilities in respect of such defective batch.

15)	a) In the event that Mabtech refuses to deliver Plates to OI when due, Mabtech’s liability shall not exceed an amount of [***], excepting that:

•	Mabtech shall not be liable if the non-delivery has been rectified within 60 days of a receipt of a written warning from OI, or

•	The reason for the non-delivery is late payment by OI or other breach of contract by OI.

b) Other than a) above, Mabtech shall be under no obligation to OI for any consequential, indirect, special or either such damages, including damages for loss of business or loss of profits. Mabtech’s liability for damages shall be limited to direct and actual losses. Mabtech’s liability for such direct and actual damages shall not exceed an amount each twelve month period corresponding to [***]% of the total aggregate price paid by OI to Mabtech during the relevant twelve month period.

16)	Mabtech recognizes and will honour the existing patent/s which OI has in relation to the use of the ELlSpot assay for clinical diagnosis. Therefore, Mabtech agrees not to sell or out-licence any regulated clinical diagnostic products based on ELlSpot that infringes these patents without a formal written agreement with OI.

17)	This Agreement will be terminable by either party by giving 12 months notice, such notice not to be given before the 3rd anniversary of the Effective Date, or at any time in the event of:

a)	either Party being declared bankrupt

b)	a material change of Control of either Party, such that Control is held by an entity other than a recognised financial and/or professional investor or a syndicate of such investors.

c)	if either Party should fundamentally alter the nature of its business.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

d)	material breach by either party of any one of the above clauses, such breach once notified in writing to the breaching party by the other party, not being rectified within 3 months.

e)	late payment by OI of invoices under this agreement, if such failure has not been rectified within 60 days after OI has received a written reminder from Mabtech.

For the purposes of this clause, “Control” means the ability of a person to ensure that the affairs of either Party are conducted in accordance with the wishes of that person by means of:

•	the holding of shares; or

•	the possession of voting power in or in relation to that or another company; or

•	through any powers given to said person by the articles of association or other document regulating said Party or any other company.

18)	This Agreement will be governed under English law.

Signed:	on behalf of Oxford lmmunotec Limited

Date:	29th August 2003

By:	/s/ Peter Wrighton-Smith	Dr. Peter Wrighton-Smith

Title:	Chief Executive Officer

Signed:	on behalf of Mabtech AB

Date:	August 28, 2003

By:	/s/ Mabtech AB

Title:	Man. Dir.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE A

This schedule sets out the specifications for the Plates as to be provided by Mabtech and purchased by OI in this agreement. The contents of this Schedule A may be amended from time to time with the agreement of both parties.

[***]